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                                                                    EXHIBIT 99.1

                                 April 10, 1998




Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Attn:             Nicole Maddrey

Re:               American Health Properties, Inc.
                  Registration Statement on Form S-4
                  Registration No. 333-48813

Ladies and Gentlemen:

                  Pursuant to Rule 461 promulgated under the Securities Act of 1933, as amended, the above-named registrant hereby requests that the effective date of its Registration Statement be accelerated so that the same will become effective at 4:00 p.m. Eastern Time, on Monday, April 13, 1998, or as soon thereafter as practicable.


                                         Sincerely,

                                         /s/ STEVEN A. ROSEMAN

                                         Steven A. Roseman
                                         Senior Vice President, General Counsel
                                         and Secretary
                                         American Health Properties, Inc.